Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-121013 and 333-102896), Form S-4 (No. 333-116378) and Form S-8 (Nos. 333-119094, 333-118058, 333-106383, 333-66346 and 333-43612) of RITA Medical Systems, Inc. of our report dated March 28, 2005 relating to the consolidated financial statements, which appears in this Form 10-K.

/s/    PRICEWATERHOUSECOOPERS LLP

San Jose, California

March 28, 2005